Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272956

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 27, 2023)

EXPION360 INC.

$2,750,000 Senior Convertible Note Due 2024
Shares of Common Stock Issuable Upon Conversion of the Senior Convertible Note Due 2024

Shares of Common Stock Issuable Upon Payment of Interest Under the Senior Convertible Note Due 2024
$300,000 in Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying base prospectus we are offering: (i) $2,750,000 in an aggregate original principal amount of a senior convertible note (the “Note”) due 2024, (ii) the shares of our common stock, par value $0.001 per share (“Common Stock”), underlying the Note (the “Conversion Shares”), (iii) up to $247,500 in newly issued shares of Common Stock (the “Interest Shares”), which may be payable, at the Company’s option and subject to the fulfillment of certain conditions set forth in the Note, to satisfy interest payments under the Note, and (iv) $300,000 in newly issued shares of Common Stock (the “Commitment Shares” and, collectively with the Note, the Conversion Shares, and the Interest Shares, the “Securities”).

The Securities are being sold and issued pursuant to the terms of a securities purchase agreement, dated December 27, 2023 (the “Purchase Agreement”), between the Company and 3i, LP (together with any subsequent holder of the Note, “3i”). The Note was issued with a ten percent (10.0%) original issue discount. The Note bears interest at a rate of nine percent (9.0%) per annum, except upon the occurrence (and during the continuance) of an event of default under the Note, during which it will accrue interest at a rate of fourteen percent (14.0%) per annum. Unless earlier converted or redeemed, the Note will mature on December 27, 2024 (the “Maturity Date”), the date that is the one-year anniversary of the issuance date of the Note, subject to extension at 3i’s option in certain circumstances as provided in the Note. All amounts due under the Note are convertible at any time, in whole or in part, at 3i’s option into shares of Common Stock at an initial conversion price of $6.1421 per share, subject to adjustment as set forth in the Note.

In consideration for 3i’s execution and delivery of the Purchase Agreement and its obligation to purchase the Note from the Company upon the terms and subject to the conditions set forth in therein, we have agreed to issue to 3i the Commitment Shares (the issuance of the Commitment Shares, the Note, and the Conversion Shares, collectively, the “Offering”). Additional information regarding the terms of the Offering and the Purchase Agreement is set forth in the section entitled “The Offering” beginning on page S-4 of this prospectus supplement.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “XPON.” On December 28, 2023, the last reported sale price of our Common Stock on Nasdaq was $5.31 per share.

We intend to use any proceeds received from the Offering for working capital and other general corporate purposes. Additional information regarding our intended use of the proceeds of the Offering is set forth in the section entitled “Use of Proceeds” beginning on page S-10 of this prospectus supplement.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our Common Stock involves a high degree of risk. Refer to the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and beginning on page 7 of the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

Neither the SEC nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2023

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a Registration Statement on Form S-3 (File No. 333-272956) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the Securities described in this prospectus supplement and the accompanying base prospectus. This prospectus supplement describes the specific details regarding the Offering, the risks of investing in our Securities and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein. We have not authorized, and 3i has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our shares. It is important that you read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, our Securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Expion360” refer to Expion360 Inc., a Nevada corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in this prospectus supplement and does not contain all of the information you should consider before buying our Securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus supplement, before deciding to invest in our Securities. Some of the statements in this prospectus supplement constitute forward-looking statements. For additional information, refer to the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

 Overview

Expion360 focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications and recently announced our expansion into home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing the e360 Home Energy Storage, a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are currently the RV and marine industries. We believe that we are well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage with our introduction of two premium lithium iron phosphate (LiFePO4) battery storage solutions, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two premium lithium iron phosphate (LiFePO4) battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Corporate Information

Expion360 Inc. was initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021.

Our website is https://expion360.com/ and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Reports on Form 10-K, our Proxy Statements on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus supplement or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus supplement whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

The Offering

Common Stock offered by us	An aggregate of up to 843,166 shares of Comon Stock, which consists of 727,387 Conversion Shares[1] issuable upon conversion of the Note, up to $247,500 in Interest Shares, and 63,497 Commitment Shares, valued at $300,000 at the time of issuance, issued to 3i under the Purchase Agreement.

Common Stock outstanding prior to the Offering	6,922,912 shares of Common Stock.

Common Stock to be outstanding after the Offering	Up to 7,766,078 shares of Common Stock, after giving effect to the issuance of the 727,387 Conversion Shares, 52,282 Interest Shares[1], and 63,497 Commitment Shares being registered hereunder.

Note ranking	All payments due under the Note will be senior to all other indebtedness of the Company.

Note maturity date	December 27, 2024 (unless earlier converted or redeemed, but subject to extension at 3i’s option in certain circumstances).

Note original issue discount	Ten percent (10.0%) original issue discount.

Note principal	On the Maturity Date, the Company shall pay to 3i an amount of cash representing all outstanding $2,750,000 (as reduced pursuant to the terms of the Note pursuant to redemption, conversion, or otherwise, the “Principal”), accrued and unpaid Interest (as defined below) (including Default Interest (as defined below), if applicable) and accrued and unpaid late charges on such Principal and Interest.

Interest	Nine percent (9.0%) per annum (all interest accrued under the Note at such interest rate, the “Interest”) except upon the occurrence (and during the continuance) of an event of default. Interest payments are guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. Interest payments will be made in cash or, at the Company’s option, Interest Shares, subject to the fulfillment of certain conditions set forth in the Note

Default interest	Fourteen percent (14.0%) per annum (all such Interest accrued at such default interest rate, the “Default Interest”) of the then-outstanding Principal upon the occurrence (and during the continuance) of an event of default under the Note. Such Default Interest will cease to accrue in the event of a cure of such event of default.

Conversion

Fixed conversion at 3i’s option	3i may convert all, or any part, of the outstanding Principal and Interest of the Note, at any time at 3i’s option, into shares of Common Stock at the initial fixed conversion price of $6.1421, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, reclassification and/or similar transactions.

Adjusted conversion price at 3i’s option	If we sell, or enter into any agreement to issue or sell, any Common Stock, preferred stock of the Company, options, or convertible securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the “Variable Price”), 3i may convert all, or any part, of the outstanding Principal and Interest of the Note, at any time at its option, into shares of Common Stock at the Variable Price; provided, however, that such right shall not apply to any issuances of Common Stock made hereafter pursuant to the Permitted Equity Line (as defined in the Note) or an ATM Offering (as defined below).

[1] Calculated using a price of $4.7340 per share, which represents the lower of: (i) the closing price (as reflected on Nasdaq.com) on the trading day immediately preceding the signing of the Purchase Agreement; or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement.

Voluntary adjustment right	Subject to the rules and regulations of Nasdaq, we have the right, at any time with the written consent of 3i, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate conversion upon event of default	If an event of default has occurred under the Note, 3i may elect to convert all or a portion of the Note into shares of Common Stock at an “Alternate Conversion Price” equal to ninety percent (90.0%) of the lowest daily volume weighted average price (“VWAP”) of Common Stock during the ten trading days immediately prior to such conversion.

Company optional redemption right	At any time no event of default exists, we may redeem all or any portion of the Note outstanding in cash at a ten percent (10.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note. We may deliver no more than one such redemption notice during any 20-trading-day period.

3i optional redemption rights and repayment rights

Event-of-default redemption	Upon an event of default, 3i may require us to redeem in cash all, or any portion, of the Note at a twenty-five percent (25.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note.

Change-of-control redemption	In connection with a change of control of the Company, 3i may require us to redeem in cash all, or any portion, of the Note at a ten percent (10.0%) redemption premium to the greater of the face value, the equity value of Common Stock underlying the Note, and the equity value of the change-of-control consideration payable to 3i upon consummation of the change of control.

Permitted Equity Line redemption and repayment	Upon the sale of any shares of Common Stock under the Permitted Equity Line, 3i may require us to (i) redeem in cash all, or any portion, of the Note at a five percent (5.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note, and (ii) use up to fifty percent (50.0%) of the gross proceeds raised from such sales under the Permitted Equity Line to redeem in cash all, or any portion, of the Note.

Subsequent placement redemption and repayment	Upon an Eligible Subsequent Placement (as defined in the Note), including any “at-the-market” offering to the extent the gross proceeds to the Company from such offerings do not exceed an aggregate of $10.0 million (an “ATM Offering”), 3i may require us to (i) redeem in cash all, or any portion, of the Note at a five percent (5.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note, and (ii) use up to fifty percent (50.0%) of the gross proceeds of such Eligible Subsequent Placement to redeem in cash all, or any portion, of the Note.

Beneficial ownership limitation	Conversions and issuance of Common Stock pursuant to the Note will be limited to the extent that such conversion or issuance, when added to the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by 3i immediately prior to such conversion or issuance, would exceed 9.99% of the shares of Common Stock then outstanding. Additional information regarding such beneficial ownership limitation is set forth in the section entitled “Beneficial Ownership Limitation on Conversion” beginning on page S-14 of this prospectus supplement.

Nasdaq symbol	XPON

Use of proceeds	We intend to use any proceeds from the Offering for working capital and other general corporate purposes. For additional information, refer to the section entitled “Use of Proceeds” beginning on page S-10 of this prospectus supplement.

Risk factors	Investing in our Securities involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and beginning on page 7 of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our Securities.

No listing of Note	We do not intend to apply for listing of the Note on any securities exchange.

The number of shares of Common Stock that will be outstanding immediately after the Offering is based on the 6,922,912 shares outstanding as of December 27, 2023, and excludes the following:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $2.90 per share;

●	521,825 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $5.00 per share;

●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of December 27, 2023, which were not issued under a specified plan;

●	1,111,585 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of December 27, 2023;

●	325,843 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of December 27, 2023;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of December 27, 2023; and

●	any additional shares of Common Stock we have issued or may issue from time to time after December 27, 2023.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options and warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the any proceeds from the Offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, beginning on page 7 of the accompanying base prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Securities involves a high degree of risk. Before deciding whether to invest in our Securities, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying base prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to The Offering

We have broad discretion in the use of the net proceeds from the Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. We may invest the net proceeds from the Offering, pending their use, in a manner that does not produce income or that loses value.

3i will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

3i will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our articles of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to 3i acquiring shares of our Common Stock as a result of conversion of the Note or the repayment of the Note in the form of Common Stock, 3i will not be entitled to vote on the amendment, although 3i will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

The sale or availability for sale of shares issuable upon conversion of the Note may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that 3i sells shares of our Common Stock issued upon conversion of the Note, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our Common Stock rests with our board of directors and will depend on a number of factors, including our earnings, cash balance, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business.

Future sales and issuances of our Common Stock in the public market might result in significant dilution and could cause the price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of December 27, 2023, we had 6,922,912 shares of Common Stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the Securities offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

Dividend Policy

We have never declared or paid any dividends on our Common Stock and do not anticipate that we will pay any dividends to holders of our Common Stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, and capital requirements, as well as other factors deemed relevant by our board of directors.

USE OF PROCEEDS

We may receive up to $2,500,000 in aggregate gross proceeds from the Offering. We intend to use the net proceeds from the Offering for working capital and other general corporate purposes.

Pending our use of the net proceeds from the Offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, which may include short-term, interest-bearing instruments and U.S. government securities.

This expected use of any proceeds from the Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the any proceeds from the Offering.

DILUTION

Investors in shares of Common Stock in this Offering will experience immediate dilution in the net tangible book value of their Common Stock from the assumed offering price per share.

The net tangible book value of our Common Stock as of September 30, 2023 was approximately $6.8 million, or approximately $0.99 per share of Common Stock. Net tangible book value per share of our Common Stock is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2023.

Dilution per share represents the difference between the assumed offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock included in this Offering after giving effect to this Offering. Any sale of our Common Stock in this Offering at a price per share greater than the net tangible book value per share will result in (after giving effect to estimated offering expenses payable by us) an increase in our pro forma net tangible book value per share of Common Stock with respect to our existing stockholders and an immediate dilution in net tangible book value per share of Common Stock to investors in shares of Common Stock in this Offering.

After giving effect to:

•	the conversion of the Note in the aggregate amount of $2,750,000 at an assumed conversion price of $6.1421 per share of Common Stock, which conversion price per share reflects 130% of the average VWAP for the five trading days immediately preceding the signing of the Purchase Agreement, as set forth in the Purchase Agreement;

•	the issuance of up to 52,282 Interest Shares, which reflects shares of Common Stock equal to $247,500 in Interest, assuming an interest rate of 9.0% during the term of the Note, and calculated using a price of $4.7340 per share, which represents the lower of: (i) the closing price (as reflected on Nasdaq.com) on the trading day immediately preceding the signing of the Purchase Agreement; or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement;

•	the issuance of 63,497 Commitment Shares, equal to $300,000 in shares of Common Stock, calculated using the average VWAP for the five trading days immediately preceding the signing of the Purchase Agreement, as set forth in the Purchase Agreement; and

•	after deducting $80,000 in estimated offering expenses payable by us,

our pro forma net tangible book value as of September 30, 2023 would have been approximately $9.2 million, or approximately $1.335 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.35 per share to our existing stockholders and immediate dilution of $1.63 per share to new investors in the Offering.

The  following table illustrates this dilution on a per share basis. The pro forma information is illustrative only and will adjust based on the actual number of shares issued in this Offering and other terms of the Offering determined at the time shares of Common Stock are issued pursuant to this prospectus supplement.

		Amount
Assumed offering price per share[1]		$2.965
Assumed conversion price per share		$6.1421
Net tangible book value per share at September 30, 2023	$ 0.99
Increase in net tangible book value per share to the existing stockholders attributable to the Offering	$ 0.35
Pro forma net tangible book value per share attributable to the Offering		$1.335
Dilution per share to new investors in the Offering		$1.63

[1]	The assumed offering price per share is based on gross proceeds of $2.5 million from the issuance of the Note divided by the 843,166 shares of Common Stock being registered by this registration statement.

The number of shares of Common Stock that will be outstanding immediately after the Offering is based on the 6,910,717 shares outstanding as of September 30, 2023, and excludes the following:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $2.90 per share;

●	521,825 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of December 27, 2023, at an exercise price of $5.00 per share;

●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of December 27, 2023, which were not issued under a specified plan;

●	1,111,585 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of December 27, 2023;

●	325,843 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of December 27, 2023;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of December 27, 2023; and

●	any additional shares of Common Stock we have issued or may issue from time to time after December 27, 2023.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF TRANSACTION AND SECURITIES OFFERED

We are offering pursuant to the Purchase Agreement the Note in the aggregate original principal amount of $2,750,000, which is convertible into shares of Common Stock, and the Commitment Shares. The Securities are being sold pursuant to this prospectus supplement and the terms of the Purchase Agreement.

The following is a description of the material terms of the Note and the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Note and the Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define 3i’s rights as holder of the Note. You may request copies of the Note, the Purchase Agreement, and ancillary documents related to the Offering as set forth under the section entitled “Where You Can Find Additional Information.”

Description of the Note; Ranking

At the closing of the Offering, we issued the Note as a senior unsecured obligation of the Company under the Purchase Agreement. The Note was issued at a ten percent (10.0%) original issue discount. The Note is senior to all other indebtedness of the Company.

Maturity Date

Unless earlier converted or redeemed, the Note will mature on December 27, 2024, the date that is the one-year anniversary of the issuance date of the Note, provided that 3i may, at its option, extend the Maturity Date of the Note if (i) an event of default under the Note has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Note), or (ii) for a period of 20 business days after the consummation of a Fundamental Transaction (as defined in the Note) if certain events occur.

Principal

On the Maturity Date, we are required to pay to 3i an amount in cash representing all outstanding Principal, accrued and unpaid Interest (including Default Interest, if applicable) and accrued and unpaid late charges on such Principal and Interest. Other than as specifically permitted by the Note, we may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, or accrued and unpaid late charges on Principal and Interest, if any.

Interest

The Note bears interest at the rate of nine percent (9.0%) per annum except upon the occurrence (and during the continuance) of an event of default (see the section entitled “Events of Default” below). After the occurrence and during the continuance of an event of default, the Note will accrue interest at the rate of fourteen percent (14.0%) per annum of the then-outstanding Principal. Interest is computed on the basis of a 360-day year and twelve 30-day months, and is payable in arrears on the first trading day of each calendar month commencing with the calendar month ending after the closing date. Interest payments are guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. Interest payments will be made in cash or, at the Company’s option, shares of Common Stock, subject to the fulfillment of certain conditions set forth in the Note. If 3i elects to convert or redeem, or if we elect to redeem, all or any portion of the Note prior to the Maturity Date, all accrued and unpaid Interest on the amount being converted or redeemed will also be payable.

Late Charges

We are required to pay a late charge of eighteen percent (18.0%) on any amount of Principal or other amounts that are not paid when due.

Conversion

Fixed Conversion at 3i’s Option

3i may convert all, or any part, of the outstanding Principal and Interest of its Note, at any time at its option, into shares of our Common Stock at the initial fixed conversion price of $6.1421, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, or similar transaction. All of the shares issuable upon conversion of the Note will be freely tradable without restriction or further registration upon issuance.

Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time with the written consent of 3i to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Adjusted Conversion Price at 3i’s Option

If we sell or enter into any agreement to issue or sell, any Common Stock, preferred stock, options, or convertible securities that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a Variable Price, 3i may convert all, or any part, of the outstanding Principal and Interest of the Note, at any time at 3i’s option, into shares of our Common Stock at the Variable Price; provided, however, that the foregoing right shall not apply to any issuances of Common Stock pursuant to the Permitted Equity Line or an ATM Offering.

Alternate Conversion Upon Event of Default

If an event of default has occurred under the Note, 3i may elect to convert all or a portion of the Note at an Alternate Conversion Price equal to ninety percent (90.0%) of the lowest daily VWAP of our Common Stock during the ten trading days immediately prior to such conversion.

Beneficial Ownership Limitation on Conversion

The Note may not be converted and shares of Common Stock may not be issued under the Note if, after giving effect to the conversion or issuance, 3i (together with its affiliates, if any) would beneficially own in excess of 9.99% of our outstanding shares of Common Stock (the “Note Blocker”).

Fundamental Transactions

The Note prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Note.

Company Optional Redemption Right

At any time no event of default exists, we may redeem all or any portion of the Note outstanding in cash a ten percent (10.0%) redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Note.

The equity value of our Common Stock underlying the Note is calculated using the greatest closing sale price of our Common Stock on any trading day during the period commencing on the date immediately preceding such date we notify 3i of such redemption election and the date we make the entire payment required.

We may deliver no more than one such redemption notice during any 20-trading-day period.

3i Optional Redemption Rights and Repayment Rights

Event-of-Default Redemption Right

Upon an event of default, 3i may require us to redeem in cash all, or any portion, of the Note at a twenty-five percent (25.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note.

Change-of-Control Redemption Right

In connection with a change of control of the Company, 3i may require us to redeem in cash all, or any portion, of the Note at a ten percent (10.0%) redemption premium to the greater of the face value, the equity value of our Common Stock underlying the Note and the equity value of the change of control consideration payable to 3i.

The equity value of our Common Stock underlying the Note is calculated using the greatest closing sale price of our Common Stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date 3i gives notice of such redemption.

The equity value of the change of control consideration payable to 3i is calculated using the aggregate cash consideration per share of Common Stock to be paid to 3i upon the change of control.

Permitted Equity Line Redemption and Repayment Rights

Upon the sale of any shares of Common Stock under the Permitted Equity Line, 3i may require us to (i) redeem in cash all, or any portion, of the Note at a five percent (5.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note, and (ii) use up to fifty percent (50.0%) of the gross proceeds raised from such sales under the Permitted Equity Line to redeem in cash all, or any portion, of the Note.

Subsequent Placement Redemption and Repayment Rights

Upon an Eligible Subsequent Placement, including an ATM Offering, 3i may require us to (i) redeem in cash all, or any portion, of the Note at a five percent (5.0%) redemption premium to the greater of the face value and the equity value of Common Stock underlying the Note, and (ii) use up to fifty percent (50.0%) of the gross proceeds of such Eligible Subsequent Placement to redeem in cash all, or any portion, of the Note.

Covenants

The Note contains a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we will not (directly or indirectly) incur any indebtedness that is senior to the indebtedness under the Note;

●	we will not (directly or indirectly) incur any liens, except for permitted liens;

●	we will not, directly or indirectly, redeem or repay all or any portion of any indebtedness if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

●	we will not redeem, repurchase or declare or pay any cash dividend or distribution on our respective capital stock;

●	we will not sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

●	we will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Note;

●	we will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Note;

●	we will maintain and preserve our existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

●	we will take all action necessary or advisable to maintain all of our the intellectual property rights (as defined in the Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

●	we will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we will not, directly or indirectly, enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate; and

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Note then outstanding, (i) issue any notes (other than as contemplated by the Offering), or (ii) issue any other securities that would cause a breach or default under the Note.

Events of Default

The Note contains standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our Common Stock within certain time periods; (ii) failure to make payments when due under the Note; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, 3i may require us to redeem all or any portion of the Note (including all accrued and unpaid Interest and late charges thereon), in cash, at a twenty-five percent (25.0%) redemption premium to the greater of the face value and the equity value of our Common Stock underlying the Note.

The equity value of our Common Stock underlying the Note is calculated using the greatest closing sale price of our Common Stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Changes to the Note

The Note may not be changed or amended without the prior written consent of 3i.

Reports

We have agreed to send the following to 3i during the Reporting Period (as defined in the Purchase Agreement):

●	unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act;

●	unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company; and

●	unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Calculations in Respect of the Note

We will be responsible for making all calculations called for under the Note. These calculations include, but are not limited to, determinations of the prices of Common Stock, the conversion price of the Note, accrued Interest payable on the Note, the number of shares of Common Stock issuable in connection with payments of Principal and Interest under the Note. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on 3i.

Form, Denomination and Registration

The Note will be issued (i) in certificated form and (ii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The Note will be governed by, and construed in accordance with, the laws of New York without regard to its conflict-of-law principles.

Common Stock

The material characteristics of our Common Stock are described under the caption “Description of Capital Stock” starting on page 10 of the accompanying base prospectus. Our Common Stock is listed on Nasdaq under the symbol “XPON.”

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119 and telephone number is (800) 785-7782.

PLAN OF DISTRIBUTION

The terms of the Offering were subject to market conditions and negotiations among us and prospective investors. We have entered into the Purchase Agreement directly with 3i whom has agreed to purchase the Note. We will only sell such Securities to 3i as party to the Purchase Agreement.

The Offering closed on December 27, 2023, subject to customary closing conditions. This prospectus supplement also covers the resale of the Conversion Shares and the Commitment Shares by 3i to the public.

Expenses

We will pay all of our expenses in connection with the registration, offering, and sale of the Note, Conversion Shares, and Commitment Shares to 3i.

Regulation M

3i is an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, 3i is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by 3i. Under these rules and regulations, 3i:

●	may not engage in any stabilization activity in connection with our Securities; and

●	may not bid for or purchase any of our Securities or attempt to induce any person to purchase any of our Securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our Common Stock is listed on Nasdaq under the symbol “XPON.” On December 28, 2023, the last reported sale price of our Common Stock on Nasdaq was $5.31 per share.

Indemnification

We have agreed to indemnify 3i and other specified persons against certain civil liabilities arising out of or relating to the sale and issuance of shares of our Common Stock pursuant to the Purchase Agreement.

Other Relationships

We know of no existing arrangements between 3i and any of our other stockholders, broker, dealer, underwriter, or agent relating to the sale or distribution of the Securities offered by this prospectus supplement. 3i or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, 3i and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of the shares of the Securities offered under this prospectus supplement will be passed upon by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Securities offered under this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus supplement are filed as exhibits to the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and the Securities offered under this prospectus supplement, reference is made to the registration statement and its exhibits and schedules.

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is considered to be part of this prospectus supplement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and information statements. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 30, 2022;

●	our Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, as filed with the SEC on May 11, 2023, August 10, 2023, and November 9, 2023, respectively;

●	our Current Reports on Form 8-K, as filed with the SEC on February 1, 2023, August 16, 2023, August 24, 2023, and October 16, 2023; and

●	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-41347), filed with the SEC on March 31, 2022, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the Offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at the following address:

Greg Aydelott

Chief Financial Officer

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Expion360 Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $50,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities or warrants, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exchange of warrants.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XPON.” On June 26, 2023, the last reported sales price of our common stock was $4.76 per share.

As of June 26, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $24,867,078 million, based on 6,910,717 shares of outstanding common stock, of which approximately 1,686,541 shares were held by affiliates, and a price of $4.76 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is July 10, 2023

You should rely only on the information contained, or incorporated by reference, in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $50,000,000, subject to the Baby Shelf Limitation. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement and any additional information incorporated by reference herein and therein, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation By Reference” in both this prospectus and any applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section of this prospectus entitled “Incorporation By Reference.”

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, reference to:

“Articles of Incorporation” means the articles of incorporation of Expion360.

“Bylaws” means the bylaws of Expion360.

“common stock” means the shares of common stock, par value $0.001 per share, of Expion360.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expion360”, the “Company,” “we,” “us,” and “our” means Expion360 Inc., a Nevada corporation.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections regarding the markets where we operate, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding expected capital expenditures, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this prospectus and the documents incorporated by reference herein are made as of the date hereof or thereof, as applicable, and are based on information available to us as of such dates. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

·	We operate in an extremely competitive industry and are subject to pricing pressures.

·	We have a history of losses and our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

·	Our business and future growth depends on the needs and success of our customers, and we have substantial customer concentration.

·	We may not be able to successfully manage our growth.

·	We may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”) as well as uncertainty in global economic conditions.

·	We may fail to expand our sales and distribution channels and our ability to expend into international markets is uncertain.

·	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

·	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

·	We are dependent on third-party manufacturers and suppliers, including suppliers located outside the United States, and our operating results could be adversely affected by changes in the cost and availability of raw materials as well as increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts.

·	We rely on two warehouse facilities and if any of our facilities becomes inoperable for any reason or if our expansion plans fail, our ability to produce our products could be negatively impacted.

·	Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

·	We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability.

·	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.

·	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

·	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

·	Quality problems with our products could harm our reputation and erode our competitive position.

·	Our ability to raise capital in the future may be limited and our stockholders may be diluted by future securities offerings.

·	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

·	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

·	Such other factors as discussed under “Risk Factors” herein and in the documents incorporated by reference herein, including our latest Annual Report on Form 10-K.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and the applicable prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Expion360 and the securities offered by this prospectus and any applicable prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus or any prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any applicable prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or any applicable prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained in this prospectus or any applicable prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 11, 2023;
•	Our Current Report on Form 8-K filed with the SEC on February 1, 2023; and
•	The description of the common stock contained in our registration statement on Form 8-A (File No. 001-41347), filed with the SEC on March 31, 2022, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus or any applicable prospectus supplement and deemed to be part of this prospectus or any applicable prospectus supplement from the date of the filing of such reports and documents. Under no circumstances shall any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

PROSPECTUS SUMMARY

The following summary highlights information contained in greater details elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus, any applicable prospectus supplement and the documents we have incorporated by reference in this prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and related notes and the information set forth in the section entitled “Risk Factors” and other information incorporated by reference into this prospectus from our filings with the SEC. See also the sections entitled “Where You Can Find More Information” and “Incorporation By Reference.”

Overview

Expion360 Inc. (the “Company,” “Expion360”, “we,” “us” or “our”) focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia and Europe. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are currently the RV & Marine industry. We believe that we are well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Corporate Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021.

Our website is https://expion360.com/ and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”): our Annual Report on Form 10-K (the “Annual Report”), our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

RISK FACTORS

Investment in the securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common stock or preferred stock, various series of senior or subordinated debt securities or warrants to purchase any of the foregoing, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	voting or other rights;
•	rates and times of payment of interest, dividends or other payments;
•	liquidation preference;
•	original issue discount;
•	maturity;
•	ranking;
•	restrictive covenants;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
•	any securities exchange or market listing arrangements; and
•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth under “Plan of Distribution”. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our articles of incorporation, bylaws and the other documents referred to in herein, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

Expion360 has one class of securities registered under Section 12 of the Securities Exchange Act: the Company’s common stock, par value $0.001 per share (the “common stock”).

The following description of our capital stock is a summary of the rights of our capital stock and summarizes certain provisions of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of Nevada law.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

$2.90 Warrants

On November 9, 2021, the Company issued warrants to purchase 151,000 of shares of the Company’s common stock with an exercise price of $2.90 per share (the “$2.90 Warrants”). The $2.90 Warrants are exercisable for a period of 3 years from date of grant. If holders of the $2.90 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $2.90 Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $2.90 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $2.90 Warrants by (y) the fair market value. The “fair market value” shall mean the prior five-day average closing price of the common stock on the date on which the holder elects to exercise their $2.90 Warrants. The $2.90 Warrants have certain adjustment rights upon certain events.

$3.32 Warrants

On November 22, 2021, the Company issued warrants to purchase 559,431 shares of the Company’s common stock at an exercise price of $3.32 per share (the “$3.32 Warrants”). The $3.32 Warrants are exercisable for a period of 10 years from date of grant. If holders of the $3.32 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $3.32 Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $3.32 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $3.32 Warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average of the closing sales price of the common stock averaged over 20 consecutive trading days ending on the trading day prior to the date on which “fair market value” is determined. The $3.32 Warrants have certain adjustment rights upon certain events. The Company is required to cause a registration statement registering the resale of the shares of our common stock issuable upon exercise of the $3.32 Warrants to become effective in connection with its initial public offering. As of the date of this prospectus, the Company has an effective registration statement which satisfies this requirement.

Underwriter Warrants

Concurrent with the closing of the initial public offering, the Company issued warrants to purchase an aggregate of 128,700 shares of its common stock to Alexander Capital LP and Paulson Investment Company LLC (as apportioned in accordance with agreements amongst them), or their designees, at an exercise price of $9.10 per share (the “Underwriter Warrants”). The Underwriter Warrants are initially exercisable on September 27, 2022 and expire on March 31, 2027.

If there is not an effective registration statement registering the resale of the shares of common stock issuable upon exercise of the Underwriter Warrants, holders of the Underwriter Warrants may elect to exercise them on a cashless basis and pay the exercise price by surrendering their Underwriter Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Underwriter Warrants, multiplied by the difference between (i) the daily volume weighted average price of the common stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours) and (ii) the exercise price of the Underwriter Warrants and by (y) the daily volume weighted average price of the common stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours). If the Company does not deliver common stock to a holder upon such holder’s exercise of their Underwriter Warrants in compliance with the timing set out in the Underwriter Warrants, the Company will have to pay cash to such holder in accordance with the terms of the Underwriter Warrants. The Underwriter Warrants include anti-dilution provisions (for stock dividends, splits and recapitalizations and similar transactions), which results in the adjustment of the exercise price and entitles holders of the Underwriter Warrants to participate in subsequent rights offerings or distributions to holders of the Company’s common stock, as applicable. The Underwriter Warrants also have certain adjustment rights upon certain events. Further, the Underwriter Warrants provide for a one-time demand registration right, exercisable until March 31, 2027 and unlimited piggyback rights, exercisable until September 27, 2024.

Options

Prior to our initial public offering, we issued options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our Articles of Incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder and would preempt the choice of forum provisions in our Articles of Incorporation with respect to such matters.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s Articles of Incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our Articles of Incorporation and Bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

Our common stock has been traded on The Nasdaq Capital Market under the symbol “XPON” since April 1, 2022.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and that the debt securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including through a “registered direct” offering, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods or otherwise.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a market maker or into an existing trading market on an exchange or otherwise;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents or other purchasers;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities or other purchasers;
•	the net proceeds from the sale of the securities;
•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principal. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers, including through one or more “registered direct” offerings. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Capital Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity and enforceability of the securities offered hereby as to Nevada law will be passed upon for us by Stradling Yocca Carlson & Rauth, PC. The enforceability of the securities offered hereby as to New York law will be passed upon for us by Freshfields Bruckhaus Deringer US LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Expion360, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022  , incorporated by reference in this Prospectus, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

EXPION360 INC.

$2,750,000 Senior Convertible Note Due 2024
Shares of Common Stock Issuable Upon Conversion of the Senior Convertible Note Due 2024

Shares of Common Stock Issuable Upon Payment of Interest Under the Senior Convertible Note Due 2024
$300,000 in Shares of Common Stock

PROSPECTUS SUPPLEMENT

December 29, 2023